Exhibit 99.1

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Corporation Suspended from Trading on Nasdaq; Expected to be Quoted on Pink Sheets

MOCKSVILLE, NORTH CAROLINA, February 29, 2012 - Bank of the Carolinas Corporation (Nasdaq: BCAR), the parent company of Bank of the Carolinas, announced that effective March 5, 2012, trading of its common stock on the Nasdaq Stock Market will be suspended. Trading of the company’s common stock is expected to be available for quotation on the OTC Pink market, commonly referred to as the “Pink Sheets,” following the suspension from Nasdaq. The company also plans to pursue the quotation of its common stock on the OTC Bulletin Board.

The move to the Pink Sheets is the result of the company’s inability to regain compliance with Nasdaq Marketplace Rules regarding the minimum market value of the company’s publicly held shares. Companies listed on the Nasdaq Global Market must maintain a market value of publicly held shares of at least $5,000,000. The company has chosen not to appeal Nasdaq’s decision to suspend trading due to the management time and expense involved in pursuing an appeal.

Stephen R. Talbert, president and chief executive officer of the company, stated, “Clearly we are disappointed that trading in our stock on Nasdaq has been suspended. Due to market conditions, we are not in a position to satisfy Nasdaq’s continued listing requirements at this time. However, we remain committed to strengthening our company and focusing on the needs of our customers.”

The suspension of trading on Nasdaq is not expected to have any effect on the company’s operations or on the customers of Bank of the Carolinas. The Company will continue to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws. In addition, the transition of the Company’s stock to the Pink Sheets will have no effect on the shares themselves. The Company’s shareholders remain owners of the common stock.

For further information contact:

Stephen R. Talbert

President and Chief Executive Officer

Bank of the Carolinas Corporation

(336) 751-5755

About Bank of the Carolinas Corporation

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, North Carolina. It operates 10 offices in Advance, Asheboro, Cleveland, Concord, Harrisburg, King, Landis, Lexington, Mocksville, and Winston-Salem.

Forward-Looking Statements

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations, intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans or expectations contemplated by our Company will be achieved.

All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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